Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
This Second Amendment to Second Amended and Restated Credit Agreement (this "Amendment Agreement") is dated as of April 29, 2014 by and among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties signatory hereto, the other Lenders signatory hereto and General Electric Capital Corporation, as Agent.
W I T N E S S E T H :
WHEREAS, the Credit Parties, the lenders party thereto, and the Agent entered into that certain Second Amended and Restated Credit Agreement dated as of March 12, 2013 and amended as of February 21, 2014 (the "Credit Agreement"); and
WHEREAS, the Lenders and the Agent have agreed to further amend the Credit Agreement to effect certain changes thereto requested by the Credit Parties as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement.
2.1. Section 6.1 of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:
The Credit Parties shall not permit the Fixed Charge Coverage Ratio as of the last day of (a) April 2014 for the twelve fiscal month period then ended to be less than 0.88 to 1.00, (b) May 2014 for the twelve fiscal month period then ended to be less than 1.00 to 1.00, (c) June 2014 for the twelve fiscal month period then ended to be less than 1.10 to 1.00 or (d) any fiscal month thereafter for the twelve fiscal month period then ended to be less than 1.20 to 1.00. “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).
2.2. Section 6.4 is hereby added to the Credit Agreement as follows:
6.4 Minimum EBITDA. The Credit Parties shall not permit their Consolidated EBITDA as of the last day of any month below for the twelve fiscal month period then ended to be less than the amount set forth below for such month. “Consolidated EBITDA” shall be calculated in the manner set forth in Exhibit 4.2(b).

Month	Minimum EBITDA
March, April, May, June, July and August 2014	$7,700,000
September, October and November 2014	$7,850,000
December 2014, January and February 2015	$8,000,000
March, April and May 2015	$8,150,000
June 2015 and thereafter	$8,300,000

3.
Waiver. The undersigned Lenders hereby waive any Event of Default arising under Section 7.1(c) of the Credit Agreement as a result of the Borrowers’ breach of Section 6.1(b) of the Credit Agreement for the twelve fiscal month period ending March 31, 2014, so long as the Borrowers’ Fixed Charge Coverage Ratio for such period is at least equal to 1.00 to 1.00.

4.
Conditions to Effectiveness. The effectiveness of this Amendment Agreement is expressly conditioned upon the execution of this Amendment Agreement by the Credit Parties, the Agent and each of the Lenders and the satisfaction of the following conditions:

Exhibit 10.1

(a)	Consent and Reaffirmation. Each Credit Party shall have executed and delivered a Consent and Reaffirmation in the form of Exhibit A attached hereto.

(b)
Payment of Fees and Expenses. The Credit Parties shall have paid (i) an amendment fee in an amount equal to 25 basis points times the aggregate outstanding principal amount of the Term Loans and the aggregate Revolving Loan Commitments, in immediately available funds to the Agent, for the ratable benefit of the Lenders, based on their shares of the aggregate outstanding principal amount of the Term Loans and the aggregate Revolving Loan Commitments, and (ii) all other fees, costs and expenses owing to the Agent and the Lenders on the date hereof in connection with the transactions contemplated hereby.

(c)	Other Documents. The Borrowers shall provide such other documents, instruments and agreements as the Agent may reasonably request.

5.	Representations and Warranties of the Credit Parties.

(a)
Each Credit Party is in good standing in its jurisdiction of incorporation or formation and is duly qualified in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to execute, deliver and perform this Amendment Agreement.

(b)
The execution, delivery and performance of this Amendment Agreement (i) have been duly authorized by all requisite action of the Credit Parties and (ii) will not (A) contravene the terms of any Credit Party’s charter, by-laws or other organizational documents, (B) violate any provision of applicable law, or (C) conflict with or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any material contractual obligation to which any Credit Party is a party or any order, injunction, writ or decree of any governmental authority to which any Credit Party or its property is subject.

(c)
Each of the Credit Parties represents and warrants that the execution, delivery and performance by each of the Credit Parties of this Amendment Agreement and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

(d)
Each of the Credit Parties hereby certifies that each of the representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended through the date hereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

(e)	After giving effect to this Amendment Agreement, no Default or Event of Default exists on the date hereof.

6.	Reference to and Effect on the Credit Agreement.

(a)
Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)
Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Credit Parties in all respects and are hereby ratified and confirmed.

(c)
Except as specifically set forth above, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (ii) any Event of Default or Default under the Credit Agreement.

Exhibit 10.1

7.	CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.
Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.	Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

[signature pages follow]

Exhibit 10.1

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

COAST CRANE COMPANY

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer

COAST CRANE LTD

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer

CC ACQUISITION HOLDING CORP.

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Swingline Lender and as a Term Lender, US Revolving Lender and Canadian Revolving Lender

By:	/s/ Justin Grimm
Title:	Duly Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and Lender

By:	/s/ Laura Nickas
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ James Simpson
Title:	Vice President

CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as a Lender

By:	/s/ Michael D. Gullo
Title:	Vice President

Exhibit 10.1

EXHIBIT A
CONSENT AND REAFFIRMATION
Each of the undersigned (“Guarantors”) hereby (i) acknowledges receipt of a copy of the Second Amendment to Second Amended and Restated Credit Agreement dated as of April 29, 2014 (the “Second Amendment”); (ii) consents to the execution and delivery thereof by the Credit Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Credit Parties to Agent and Lenders pursuant to the terms of that certain Amended and Restated Guaranty and Security Agreement dated as of March 12, 2013 (the “Agreement”), and (v) reaffirms that the Agreement is and shall continue to remain in full force and effect. Although each of the Guarantors has been informed of the matters set forth herein and in the Second Amendment and has acknowledged and agreed to same, such Guarantors understand that Agent and Lenders have no obligation to inform any of the Guarantors of such matters in the future or to seek any of the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of law.
[signature pages follow]

Exhibit 10.1

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date first above written.

COAST CRANE COMPANY

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer

COAST CRANE LTD

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer

CC ACQUISITION HOLDING CORP.

By:	/s/ Kory M. Glen
Title:	Chief Financial Officer